UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Boulevard Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are filing this Current Report on Form 8-K to provide information regarding the schedule and cost estimate for Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”).
The information in Item 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

On January 31, 2017, Mississippi Power submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through December 2016 (the “December PSC Report”) to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of the December PSC Report is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

Item 8.01.	Other Matters.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle” in

Item 8 of each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” of Mississippi Power, and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle” in each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Form 10-Q”) for additional information regarding the construction of the Kemper IGCC, including: (1) the cost cap set by the Mississippi PSC of $2.88 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (the “Initial DOE Grants”) and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction (“AFUDC”), and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”); (2) the expected in-service date and related cost estimate; and (3) Mississippi Power’s October 3, 2016 filing with the Mississippi PSC in the discovery docket relating to the prudence of the Kemper IGCC (the “Discovery Docket”) that included a comparison of current cost estimates and current expected plant operational parameters to the estimates presented in the 2010 proceedings related to the original approval of the Kemper IGCC (the “2010 CPCN Proceedings”).

Kemper IGCC Schedule and Cost Estimate
In connection with the filing of its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through November 2016 (the “November PSC Report”), Mississippi Power disclosed that it expected the Kemper IGCC to be placed in service during January 2017. Mississippi Power achieved integrated operation of both gasifiers, including the production of electricity from syngas in both combustion turbines, on January 29, 2017. Integrated operation of both gasifiers and both combustion turbines has continued through the date of this filing. However, Mississippi Power has determined that an outage of approximately one week is needed to repair and make modifications to further improve the plant’s ability to achieve sustained operations sufficient to support placing the plant in service for customers. As a result of this decision and the related impacts on the remainder of the schedule from these challenges, Mississippi Power now expects that the Kemper IGCC will be placed in service in late February 2017.
Mississippi Power has revised its previous cost estimate, which included projected costs through January 31, 2017, to include projected additional schedule costs through February 28, 2017. Accordingly, the December PSC Report contains an increase in the cost estimate subject to the cost cap for the Kemper IGCC of approximately $51 million, including an adjustment of approximately $26 million for the month of December related primarily to startup fuel, the estimated cost of the outage work and other related modifications, improvements and maintenance, and approximately $25 million related to the inclusion of projected schedule costs through February 28, 2017.
Further cost increases and/or extensions of the expected in-service date may result from factors including, but not limited to, difficulties integrating the systems required for sustained operations, sustaining nitrogen supply, major equipment failure, unforeseen engineering or design problems including any repairs and/or modifications to systems, and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC). Mississippi Power is also identifying potential improvement projects that ultimately may be completed subsequent to placing the remainder of the Kemper IGCC in service. If completed, such improvement projects would be expected to enhance plant performance, safety and/or operations. The related potential costs have yet to be fully evaluated and may be subject to the $2.88 billion cost cap. Any further changes in the estimated costs of the Kemper IGCC subject to the $2.88 billion cost cap, net of the Initial DOE Grants and excluding the Cost Cap Exceptions, will be reflected in Southern Company’s and Mississippi Power’s statements of income and these changes could be material.
Any extension of the in-service date beyond February 28, 2017 is currently estimated to result in additional base costs of approximately $25 million to $35 million per month, which includes maintaining necessary levels of start-up labor, materials, and fuel, as well as operational resources required to execute start-up activities. However, additional costs may be required for remediation of any further equipment and/or design issues identified. Any extension of the in-service date would also increase costs for the Cost Cap Exceptions, which are not subject to the $2.88 billion cost cap established by the Mississippi PSC. These costs include AFUDC, which is currently estimated to total approximately $16 million per month, as well as carrying costs and operating expenses on Kemper IGCC assets placed in service and consulting and legal fees of approximately $3 million per month.
The ultimate outcome of this matter cannot be determined at this time.
Kemper IGCC Project Economic Viability Analysis
As described in the Form 10-Q, certain current cost estimates for the Kemper IGCC, including operating costs, are higher than the amounts presented in the 2010 CPCN

Proceedings. In addition, as described in the Current Reports on Form 8-K of Southern Company and Mississippi Power dated December 2, 2016, Mississippi Power made a supplemental filing (together with the October 3, 2016 filing, the “Discovery Docket Filings”) with the Mississippi PSC on November 17, 2016 that identified further increases to the estimated operating expenses for the Kemper IGCC.
In the fourth quarter of 2016, as a part of its Integrated Resource Plan process, the Southern Company system completed its regular annual updated fuel forecast, the 2017 Annual Fuel Forecast. This updated fuel forecast reflected significantly lower long-term estimated costs for natural gas than were previously projected.
As a result of the revised operating expense projections reflected in the Discovery Docket Filings and the updated long-term natural gas forecast, Mississippi Power is updating its project economic viability analysis of the Kemper IGCC as required under the Mississippi PSC’s April 2012 order confirming authorization of the Kemper IGCC. The project economic viability analysis measures the life cycle economics of the Kemper IGCC compared to the closest economic alternative, a natural gas combined cycle generating unit, under a variety of scenarios and considering fuel, operating and capital costs and operating characteristics as well as federal and state taxes and incentives. The reduction in the projected long-term natural gas prices and the increase in the estimated Kemper IGCC operating costs are expected to negatively impact the project economic viability analysis, which is expected to be completed before the end of February 2017.
The ultimate outcome of this matter cannot be determined at this time.

Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through December 2016 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and the December PSC Report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC and estimated future operating expenses. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in tax and other laws and regulations to which Mississippi Power is subject as well as changes in application of existing laws and regulations; the ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, sustaining nitrogen supply, contractor or supplier delay, non-performance under operating or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC); the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; actions related to cost recovery for the Kemper IGCC, including the ultimate impact of the 2015 decision of the Mississippi Supreme Court, the Mississippi PSC’s December 2015 rate order, and related legal or regulatory proceedings, Mississippi PSC review of the prudence of Kemper IGCC costs and approval of further permanent rate recovery plans, actions relating to proposed securitization, satisfaction of requirements to utilize grants, and the ultimate impact of the termination of the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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